UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 18, 2012
Date of Report (Date of earliest event reported)

Community Partners Bancorp
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of principal executive offices)	(Zip Code)

(732) 706-9009
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 18, 2012, the Registrant's Board of Directors voted to increase the size of the Board of Directors by one, and elected Andrew A. Vitale to serve as a director of the Registrant and as a director of the Registrant's wholly-owned subsidiary, Two River Community Bank (the "Bank"). Mr. Vitale is a certified public accountant and is a partner with WithumSmith+Brown, PC, a full-service accounting and consulting firm with over 400 professionals. Mr. Vitale is the partner-in-charge of their Red Bank, New Jersey office.

The Board of Directors has not appointed Mr. Vitale to any committees and is in the process of determining the committees of the Board of Directors on which he will serve. Mr. Vitale will be compensated for his service as a director on the same basis as the other non-employee directors of the Registrant, including board fees and the eligibility to receive stock-based awards and other compensation paid to the Registrant's directors.

There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Registrant or the Bank was or is to be a participant and in which Mr. Vitale has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Vitale's election is provided as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Community Partners Bancorp, announcing election of Andrew A. Vitale, dated January 19, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Partners Bancorp
Date: January 19, 2012	By:	/s/ A. RICHARD ABRAHAMIAN A. Richard Abrahamian Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Community Partners Bancorp, announcing election of Andrew A. Vitale, dated January 19, 2012